UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 13, 2012

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

435 Devon Park Drive, Building 100, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on February 22, 2012, Escalon Medical Corp. (the "Company") received a letter from the Listing Qualifications Department of the NASDAQ Stock Market (the "Staff") notifying the Company that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing on the NASDAQ Capital Market as set forth in Listing Rule 5550(b).

The Company submitted a plan to regain compliance with this continued listing criterion; however, the Company was not able to regain compliance by August 13, 2012. As a result the Staff notified the Company by letter dated August 14, 2012 of the Staff’s decision to delist the Company’s securities from the Nasdaq Stock Market.

The letter provides that, absent an appeal by the Company, trading of the Company's common stock will be suspended at the opening of business on August 23, 2012, and a Form 25−NSE will be filed with the Securities and Exchange Commission to remove the Company's securities from listing and registration on the NASDAQ Capital Market.

The Company intends to appeal the Staff's determination by requesting a hearing before a NASDAQ Listing Qualifications Panel (the "Panel") to seek continued listing pending its return to compliance with the minimum stockholders' equity requirement under NASDAQ Listing Rule 5550(b).

While the appeal is pending, the Company’s securities will not be delisted and the Form 25-NSE will not be filed. However, there can be no assurance that the Panel will grant the Company's request for continued listing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

August 17, 2012	By:	Richard J. DePiano

Name: Richard J. DePiano
Title: Chairman & CEO